                                                                  EXHIBIT 4.3(a)

                    HEALTHTRUST, INC.--THE HOSPITAL COMPANY


                            (A Delaware corporation)


                      Senior Subordinated Notes due 2009
                      PURCHASE AGREEMENT


Dated:  May 4, 1999

                               Table of Contents

                                                                                                           Page
SECTION 1.    Representations and Warranties by Healthtrust                                                  3

     (a)  Representations and Warranties                                                                     3
          (i)           Offering Memorandum.                                                                 3
          (iii)         Financial Statements                                                                 4
          (iv)          No Material Adverse Change in Business                                               4
          (v)           Good Standing of Healthtrust, LifePoint and Holdings                                 5
          (vi)          Good Standing of Designated Subsidiaries                                             5
          (vii)         Capitalization                                                                       5
          (viii)        Authorization of Agreements                                                          6
          (ix)          Authorization of the Indenture                                                       6
          (x)           Authorization of the Securities                                                      7
          (xi)          Description of the Securities, the Indenture and the Registration Rights Agreement   8
          (xii)         Absence of Defaults, Violations and Conflicts                                        8
          (xiii)        Absence of Labor Dispute                                                             9
          (xiv)         Absence of Proceedings                                                               9
          (xv)          Possession of Intellectual Property                                                 10
          (xvi)         Absence of Further Requirements                                                     10
          (xvii)        Possession of Licenses, Permits and Consents                                        10
          (xviii)       Medicare and Medicaid                                                               11
          (xix)         Title to Property                                                                   12
          (xx)          Environmental Laws                                                                  12
          (xxi)         Investment Company Act                                                              13
          (xxii)        Similar Offerings                                                                   13
          (xxiii)       Rule 144A Eligibility                                                               13
          (xxiv)        No General Solicitation                                                             13
          (xxv)         No Registration Required                                                            13
          (xxvi)        Reporting Company                                                                   13
          (xxvii)       Accounting Controls                                                                 14
          (xxviii)      Insurance                                                                           14
          (xxix)        Solvency                                                                            14
          (xxx)         Stabilization                                                                       14
          (xxxi)        Year 2000 Problem                                                                   14
          (xxxii)       Compliance with the Cuba Act.                                                       15
          (xxxiii)      New Credit Agreement                                                                15
          (xxxiv)       Regulations T, U and X                                                              15
          (xxxv)                                                                                            15
     (b)  Officer's Certificates                                                                            15

SECTION 2.              Sale and Delivery to Initial Purchasers; Closing                                    15
     (a)  Securities                                                                                        15

     (b)  Payment                                                                                           15
     (c)  Denominations; Registration                                                                       16

SECTION 3.    Covenants of the Company                                                                      16
     (a)  Offering Memorandum                                                                               16
     (b)  Notice and Effect of Material Events                                                              16
     (c)  Amendment to Offering Memorandum and Supplements                                                  17
     (d)  Qualification of Securities for Offer and Sale                                                    17
     (e)  Rating of Securities                                                                              17
     (f)  DTC                                                                                               17
     (g)  Use of Proceeds                                                                                   17
     (h)  Restriction on Sale of Securities                                                                 17
     (i)  PORTAL Designation                                                                                17
     (j)  Investment Company Status                                                                         18
     (k)  Furnishing of Information to Holders.                                                             18
     (l)  Furnishing of Information to Representative.                                                      18
     (m)  Filing of Registration Statement.                                                                 18
     (n)  Reporting Requirements                                                                            18

SECTION 4.    Payment of Expenses                                                                           18
     (a)  Expenses                                                                                          18
     (b)  Termination of Agreement                                                                          19

SECTION 5.  Conditions of Initial Purchasers' Obligations                                                   19
     (a)  Opinion of Counsel for Company 19
     (b)  Opinion of Counsel for Initial Purchasers 19
     (c)  No Loss or Interference with Business 19
     (d)  Officers' Certificate.                                                                            20
     (e)  Accountants' Comfort Letter                                                                       20
     (f)  Bring-down Comfort Letter                                                                         20
     (g)  Maintenance of Rating                                                                             20
     (h)  PORTAL.                                                                                           20
     (i)  Registration Rights Agreement                                                                     20
     (j)  Additional Documents                                                                              20
     (k)  New Credit Agreement.                                                                             21
     (l)  Termination of Agreement                                                                          21

SECTION 6.  Subsequent Offers and Resales of the Securities                                                 21
     (a)  Offer and Sale Procedures                                                                         21
          (i)  Offers and Sales only to Qualified Institutional Buyers                                      21
          (ii)  No General Solicitation                                                                     21
          (iii)  Purchases by Non-Bank Fiduciaries                                                          21
          (iv)  Subsequent Purchaser Notification                                                           21
          (v)  Minimum Principal Amount                                                                     22
          (vi)  Restrictions on Transfer                                                                    22

          (vii)  Delivery of Offering Memorandum                                                            22
     (b)  Covenants of the Company                                                                          22
          (i)  Integration                                                                                  22
          (ii)  Rule 144A Information                                                                       22
          (iii)  Restriction on Repurchases                                                                 22
     (c)  Qualified Institutional Buyer                                                                     23
     (d)  Resale Pursuant to Rule 144A                                                                      23

SECTION 7.          Indemnification                                                                         23
     (a)  Indemnification of Initial Purchasers                                                             23
     (b)  Indemnification of Company Directors and Officers                                                 24
     (c)  Actions against Parties; Notification                                                             24
     (d)  Settlement without Consent if Failure to Reimburse                                                25

SECTION 8.    Contribution                                                                                  25

SECTION 9.    Representations, Warranties and Agreements to Survive Delivery                                26

SECTION 10. Termination of Agreement                                                                        26
     (a)  Termination; General                                                                              26
     (b)  Liabilities                                                                                       27

SECTION 11.  Default by One or More of the Initial Purchasers                                               27

SECTION 12.  Notices                                                                                        28

SECTION 13.  Parties                                                                                        28

SECTION 14.  GOVERNING LAW AND TIME                                                                         28

SECTION 15.  Effect of Headings                                                                             28

SCHEDULES:

Schedule A - List of Initial Purchasers  Sch A-1
Schedule B - Pricing Information  Sch B-1

EXHIBITS:

Exhibit A - Form of Opinion of Dewey Ballantine LLP              A-1
Exhibit B - Form of Opinion of Waller Lansden & Davis            B-1
Exhibit C - Form of Opinion of William F. Carpenter, III Esq.    C-1

Exhibit D - Form of Opinion of John M. Franck II, Esq.           D-1
Exhibit E - Form of LifePoint Assumption Agreement               E-1
Exhibit F - Form of Holdings Assumption Agreement                F-1
Exhibit G - Form of Guarantor Assumption Agreement               G-1
Exhibit H - Form of  Registration Rights Agreement               H-1

                   HEALTHTRUST, INC. --THE HOSPITAL COMPANY

                           (a Delaware corporation)

                                 $150,000,000

                      Senior Subordinated Notes due 2009

                              PURCHASE AGREEMENT

                                                                     May 4, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
     as Representative of the several Initial Purchasers

c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

          Healthtrust, Inc.--The Hospital Company, a Delaware corporation ("Healthtrust"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by Healthtrust and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $150,000,000 aggregate principal amount of Healthtrust's Senior Subordinated Notes due 2009 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of May 11, 1999 (the "Indenture") between Healthtrust and Citibank N.A., as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among Healthtrust, the Trustee and DTC.

          Healthtrust understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The

Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

          Healthtrust has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated April 20, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated May 4, 1999 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including annexes and exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by Healthtrust to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

          For purposes of this Agreement, (a) the term "Business" shall mean the net assets, business and operations comprising the America Group Division of Columbia/HCA Healthcare Corporation ("Columbia/HCA") and (b) the term "Distribution" shall mean (i) the incurrence by Healthtrust of the indebtedness evidenced by the Securities and by the new credit agreement described in the Offering Memorandum (the "New Credit Agreement"), (ii) the transfer of the Business by Healthtrust to LifePoint Hospitals, Inc. ("LifePoint"), a new wholly owned subsidiary of Healthtrust, and the simultaneous assumption by LifePoint of the indebtedness evidenced by the Securities and by the New Credit Agreement,
(iii) the subsequent transfer of the Business by LifePoint to LifePoint Hospitals Holdings, Inc. ("Holdings"), a new wholly owned subsidiary of LifePoint, and the simultaneous assumption by Holdings of the indebtedness evidenced by the Securities and the New Credit Agreement, (iv) the distribution by Healthtrust of all of the common stock of LifePoint to Columbia/HCA, and (v) the distribution by Columbia/HCA of all of the common stock of LifePoint to the stockholders of Columbia/HCA, in each case, as set forth in the Offering Memorandum.

          Upon Healthtrust transferring the Business to LifePoint and the assumption by LifePoint of the indebtedness evidenced by the Securities, Healthtrust will cause LifePoint to assume all the rights, obligations and liabilities of Healthtrust under this Agreement pursuant to the LifePoint Assumption

Agreement, the form of which is attached as Exhibit E hereto. Upon LifePoint transferring the Business to Holdings and the assumption by Holdings of the indebtedness evidenced by the Securities, LifePoint will cause Holdings to assume all rights, obligations and liabilities of LifePoint under this Agreement pursuant to the Holdings Assumption Agreement, the form of which is attached as Exhibit F hereto. Following the assumption by Holdings of the indebtedness evidenced by the Securities, Holdings will contribute certain assets to its subsidiary, LifePoint Holdings 2, LLC and LifePoint Holdings 2, LLC will then contribute certain assets to its subsidiary, LifePoint Holdings 3, Inc. Following these contributions and immediately prior to the completion of the Distribution, Holdings will cause the Guarantors (as defined in the Guarantor Assumption Agreement) to execute the Guarantor Assumption Agreement, the form of which is attached as Exhibit G hereto, pursuant to which each Guarantor will agree to observe and perform as a "Guarantor" all rights, obligations and liabilities of such Guarantor under this Agreement. The parties hereto acknowledge and agree that once (i) the Business has been validly transferred to LifePoint and the LifePoint Assumption Agreement has been executed and delivered by the parties thereto, Healthtrust shall automatically be fully, unconditionally and irrevocably released from all rights, obligations and liabilities under this Agreement and (ii) the Business has been validly transferred to Holdings and the Holdings Assumption Agreement has been executed and delivered by the parties thereto, LifePoint shall automatically be fully, unconditionally and irrevocably released from all rights, obligations and liabilities under this Agreement. For purposes of this Agreement, the "Company" shall refer to any of Healthtrust or LifePoint or Holdings, depending on which such company has then assumed all rights, obligations and liabilities under this Agreement as discussed in this paragraph.

          The holders of the Securities will be entitled to the benefits of the registration rights agreement substantially in the form of Exhibit H hereto to be dated as of the Closing Time (the "Registration Rights Agreement") among Healthtrust and the Initial Purchasers, pursuant to which the Company will agree to file as soon as practicable after the Closing Time but in any event within 90 days after the Closing Time, a registration statement with the Commission registering the Exchange Notes (as defined in the Registration Rights Agreement) under the 1933 Act.

            SECTION 1.   Representations and Warranties by Healthtrust  .
                         ---------------------------------------------

(a)  Representations and Warranties .  Healthtrust represents and warrants to
     ------------------------------
     each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i)         Offering Memorandum.     The Offering Memorandum and any
            --------------------
amendments or supplements thereto do not and will not, as of their respective dates and as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to any statements or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(ii)  Independent Accountants.  The accountants who certified the financial
      -----------------------
statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to each of LifePoint and its subsidiaries and Columbia/HCA and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

(iii)            Financial Statements.  The historical financial statements
                 --------------------
relating to LifePoint, together with the related schedules and notes, included in the Offering Memorandum present fairly, in all material respects, the financial position of Holdings at the dates indicated and the combined statements of operations, combined statements of equity and combined statements of cash flows of Holdings for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein. The selected historical financial data and the summary financial data included in the Offering Memorandum present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements of LifePoint and the related notes thereto included in the Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the Company's opinion the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements relating to Columbia/HCA, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the financial position of Columbia/HCA at the dates indicated and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows of Columbia/HCA for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except as disclosed therein.

(iv)              No Material Adverse Change in Business.  Since the respective
                  --------------------------------------
dates as of which information is given in the Offering Memorandum, except as otherwise described in the Offering Memorandum, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Business whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Business, LifePoint or Holdings or any of the Designated Subsidiaries (as defined in Section 1(vi) hereof), other than those in the ordinary course of business, which are material with respect to the Business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by any of LifePoint or Holdings on any class of its capital stock. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has not been any material increase in the amount of debt to be assumed by LifePoint and its subsidiaries in connection with the Distribution. Since the respective dates as of which information is given in the Offering Memorandum, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Healthtrust and its subsidiaries, considered as a whole, which would materially adversely affect Healthtrust's ability to redeem the Securities if it were required to do so pursuant to the mandatory redemption provisions in the Indenture (a "Material Adverse Effect on the Mandatory Redemption").

(v)              Good Standing of Healthtrust, LifePoint and Holdings.
                 ----------------------------------------------------
Each of Healthtrust, LifePoint and Holdings has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and each of Healthtrust, LifePoint and Holdings is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi)             Good Standing of Designated Subsidiaries.  Each subsidiary
                 ----------------------------------------
of Healthtrust to be contributed to Holdings in connection with the Distribution (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, with respect to shares owned by Healthtrust, such shares are owned by Healthtrust, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than those created pursuant to the New Credit Agreement; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. LifePoint has no direct subsidiaries other than Holdings and Holdings has no subsidiaries other than LifePoint Holdings 2, LLC and LifePoint Holdings 3, Inc.

(vii)            Capitalization.  The authorized, issued and outstanding
                 --------------
capital stock of LifePoint, after giving effect to the Distribution, will be as set forth in the Offering Memorandum in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of each of Healthtrust, LifePoint and Holdings have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Healthtrust, LifePoint or Holdings was issued in violation of the preemptive or other similar rights of any securityholder of Healthtrust, LifePoint or Holdings. Healthtrust owns 100% of the capital stock of LifePoint and LifePoint owns 100% of the capital stock of Holdings.

(viii)          Authorization of Agreements.   This Agreement has been duly
                ---------------------------
authorized, executed and delivered by Healthtrust. At the Closing Time, this Agreement will have been duly authorized by each of LifePoint, Holdings and the Guarantors. Each of the Registration Rights Agreement and the DTC

Agreement have been authorized by Healthtrust and, when executed and delivered by Healthtrust, will constitute a valid and binding agreement of Healthtrust, enforceable against Healthtrust in accordance with its terms, except that (A) the enforcement thereof (x) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (y) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Closing Time, the Registration Rights Agreement will have been duly authorized by each of LifePoint and Holdings and, when LifePoint and Holdings execute and deliver the LifePoint Assumption Agreement and the Holdings Assumption Agreement to the Registration Rights Agreement, respectively, will constitute a valid and binding agreement of LifePoint and Holdings, respectively, enforceable against LifePoint and Holdings, respectively, in accordance with its terms, except that (A) the enforcement thereof (x) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (y) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Closing Time, the Registration Rights Agreement will have been duly authorized by the Guarantors and, when such agreement is assumed as a "Guarantor" by the Guarantors, will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except that (A) the enforcement thereof (x) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (y) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Closing Time, the DTC Agreement will have been duly authorized by LifePoint and Holdings and, when such Agreement is assumed by LifePoint and Holdings, respectively, will constitute a valid and binding agreement of LifePoint and Holdings, respectively, enforceable against LifePoint and Holdings, respectively, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ix)              Authorization of the Indenture.   The Indenture has been
                  ------------------------------
duly authorized by Healthtrust and, when executed and delivered by Healthtrust and the Trustee, will constitute a valid and binding agreement of Healthtrust, enforceable against Healthtrust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, the Indenture will have been duly authorized by each of LifePoint and Holdings and, when the first and second indenture supplements to the Indenture are executed and delivered by LifePoint and Holdings, respectively, will constitute a valid and binding agreement of LifePoint and Holdings, respectively, enforceable against LifePoint and Holdings, respectively, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, the Indenture will have been duly authorized by the Guarantors and, when the third indenture supplement to the Indenture is executed and delivered by the Guarantors, will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Closing Time, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(x)            Authorization of the Securities.  The Securities have been
               -------------------------------
duly authorized and, at the Closing Time, will have been duly executed by Healthtrust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of Healthtrust, enforceable against Healthtrust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture. At the Closing Time, the Securities will have been authorized by each of LifePoint and Holdings and, when the first and second indenture supplements to the Indenture are executed and delivered by LifePoint and Holdings, respectively, will constitute valid and binding obligations of LifePoint and Holdings, respectively, enforceable against LifePoint and Holdings, respectively, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Exchange Notes have been authorized by each of Healthtrust, and, at the Closing Time, will have been authorized by LifePoint and Holdings and, when executed and issued and delivered by the Company in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi)              Description of the Securities, the Indenture and the
                  ----------------------------------------------------
Registration Rights Agreement.   The Securities, the Exchange Notes, the
-----------------------------
Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

(xii)            Absence of Defaults, Violations and Conflicts.  None of
                 ---------------------------------------------
LifePoint, Holdings or any of the Designated Subsidiaries is in violation of its charter, by-laws or other formation documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which or any of them may be bound, or to which any of the property or assets of LifePoint, Holdings or any of the Designated Subsidiaries is subject (collectively, the "Agreements and Instruments") or has violated or is in violation of an applicable law, statute, rule, regulation, judgment, order, writ or decree (including any "fraud and abuse legislation" or "anti-kickback law") of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of LifePoint, Holdings or any of the Designated Subsidiaries or any of their assets, properties or operations (including, without limitation, the Business), except, in each case, for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance by LifePoint or Holdings of this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Notes and any other agreement or instrument entered into or issued or to be entered into or issued by any of LifePoint or Holdings in connection with the transactions contemplated hereby or thereby and the consummation of (A) the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and (B) the Distribution and compliance by each of LifePoint and Holdings with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of LifePoint, Holdings or any of the Designated Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect or are disclosed in the Offering Memorandum, nor will such action result in any violation of the provisions of (x) the charter, by-laws or other formation documents of any of Healthtrust, LifePoint or Holdings or any of the Designated Subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of LifePoint or Holdings or any of the Designated Subsidiaries or any of their assets, properties or operations (including, without limitation, the Business), except, in the case of (y) above, for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of LifePoint or Holdings or any of the Designated Subsidiaries. Healthtrust is not in violation of its Certificate of Incorporation or by-laws, except for such violations that would not result in a Material Adverse

Effect on the Mandatory Redemption; and the execution, delivery and performance by Healthtrust of this Agreement, the Indenture, the Registration Rights Agreement, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by Healthtrust in connection with transactions contemplated hereby or thereby and the consummation of (A) the issuance and sale of the Securities and the use of proceeds from the sale of Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and (B) the Distribution and compliance by Healthtrust with its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Healthtrust Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Healthtrust pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Healthtrust is a party or by which it is bound or to which any of its properties or assets is subject (collectively, the "Healthtrust Agreements and Instruments"), except for such conflicts, breaches or defaults or liens, charges, encumbrances or Healthtrust Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect on the Mandatory Redemption or are disclosed in the Offering Memorandum, nor will such action result in any violation of the provisions of (x) the Certificate of Incorporation or by-laws of Healthtrust or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic of foreign, having jurisdiction over Healthtrust or any of its assets, properties or operations, except in the case of (y) above, for violations that would not result in a Material Adverse Effect on the Mandatory Redemption. As used herein, a "Healthtrust Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all of a portion of such indebtedness by Healthtrust.

(xiii)            Absence of Labor Dispute.   No labor dispute with the
                 ------------------------
employees of any of the Business, LifePoint or Holdings or any of the Designated Subsidiaries exists or, to the knowledge of the Company, is imminent, which, would result in a Material Adverse Effect.

(xiv)            Absence of Proceedings.   Except as disclosed in the Offering
                 ----------------------
Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Healthtrust, LifePoint or Holdings, threatened, against or affecting any of Healthtrust, LifePoint or Holdings or any of the Designated Subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Business or the consummation of the transactions contemplated by this Agreement or the Distribution or the performance by the Company of its obligations hereunder or under the Securities or the Exchange Notes. The aggregate of all pending legal or governmental proceedings to which any of Healthtrust, LifePoint or Holdings or any of the Designated Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xv)            Possession of Intellectual Property.  The Business owns or
                -----------------------------------
possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the Business as currently conducted except as would not result in a Material Adverse Effect, and none of Healthtrust, LifePoint, Holdings or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Business therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)            Absence of Further Requirements.  No filing with, or
                 -------------------------------
authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by any of Healthtrust, LifePoint or Holdings of its obligations hereunder, in connection with (A) the offering, issuance or sale of the Securities hereunder, (B) the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Indenture, (C) the consummation of the Distribution or (D) for the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by any of Healthtrust, LifePoint or Holdings, except (v) such as have been already obtained and are in full force and effect, (w) in connection with the registration of the Exchange Notes pursuant to the Registration Rights Agreement, (x) any filings under state securities or Blue Sky laws in connection with the sale of the Securities and the Exchange Notes, (y) the qualification of the Indenture under the 1939 Act, in connection with the Exchange Offer and (z) for such approvals or consents the failure so to obtain with respect to LifePoint and Holdings would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Distribution and, with respect to Healthtrust would not have a Material Adverse Effect on the Mandatory Redemption.

(xvii)             Possession of Licenses, Permits and Consents.   Each of the
                   --------------------------------------------
Business, LifePoint, Holdings and the Designated Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") which have been issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and to be conducted by them after giving effect to the Distribution, except as disclosed in the Offering Memorandum and except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; each of the Business, LifePoint, Holdings and the Designated Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Offering Memorandum and except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Business, LifePoint, Holdings or any of the Designated Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as disclosed in the Offering Memorandum. Each of the Business, LifePoint and Holdings possess such permits, licenses, approvals, consents and other authorizations (collectively, "Authorizations") which are necessary for Holdings and its subsidiaries to participate, after giving effect to the Distribution, in managed care programs except as would not result in a Material Adverse Effect; each of the Business, LifePoint, Holdings and Designated Subsidiaries is in compliance with the terms and conditions of all such Authorizations, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not have a Material Adverse Effect; and none of the Business, LifePoint, Holdings or any of the Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)            Medicare and Medicaid.  To the extent described in the
                   ---------------------
Offering Memorandum and except as otherwise described in the Offering Memorandum, all facilities to be owned, operated or managed as continuing operations by Holdings and its subsidiaries after giving effect to the Distribution (the "Company Facilities") (A) are, and after the Distribution, will be licensed, to the extent necessary, under appropriate state laws to conduct the business as described in the Offering Memorandum, except as would not result in a Material Adverse Effect; (B) are, and after the Distribution, will be certified for participation or enrollment in the Medicare and Medicaid programs; (C) have, and after the Distribution, will have the benefit of a current and valid provider contract with the Medicare and Medicaid programs; and
(D) are, and after the Distribution, will be in substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement, except, in each case, where the failure to be so licensed or certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of each of Healthtrust, LifePoint and Holdings, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the financial statements of LifePoint are sufficient in all material respects to pay any amounts for which Holdings or any of its subsidiaries may be liable for such adjustments. Except as described in the Offering Memorandum, none of the Business, LifePoint, Holdings or any of the Designated Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and none of Healthtrust, LifePoint, Holdings or any of their respective subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent, in each case, which notices or threatened investigations, surveys or proceedings singly or in the aggregate would have a Material Adverse Effect.

(xix)            Title to Property.  The Business, LifePoint and Holdings and
                 -----------------
the Designated Subsidiaries have good and marketable title to all real property described in the Offering Memorandum as owned by each of them and good title to all other properties described in the

Offering Memorandum as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) such as are described in the Offering Memorandum, (B) pursuant to the New Credit Agreement or (C) such as would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Business, LifePoint, Holdings and the Designated Subsidiaries and under which any of the Business, LifePoint, Holdings or any of the Designated Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and none of the Business, LifePoint, Holdings or any of the Designated Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Business, LifePoint, Holdings or any of the Designated Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Business, LifePoint, Holdings or any of the Designated Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except such as would not, singly or in the aggregate, have a Material Adverse Effect.

(xx)            Environmental Laws.  Except as described in the Offering
                ------------------
Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Business, LifePoint, Holdings or any the Designated Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Business, LifePoint, Holdings and the Designated Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such permits, authorizations and approvals, (C) none of Healthtrust, LifePoint, Holdings or any of the Designated Subsidiaries is aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Business, LifePoint, Holdings or any of the Designated Subsidiaries and (iv) none of Healthtrust, LifePoint, Holdings or any of the Designated Subsidiaries is aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Business, LifePoint, Holdings or any of the Designated Subsidiaries relating to Hazardous Materials or Environmental Laws.

(xxi)           Investment Company Act.  None of Healthtrust, LifePoint, or
                ----------------------
Holdings is, and upon the issuance and sale of the Securities as herein contemplated, the application of the net proceeds therefrom as described in the Offering Memorandum and the assumption of the obligations of the Securities by LifePoint and Holdings pursuant to the first and second indenture supplements to the Indenture, will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(xxii)        Similar Offerings.   None of Healthtrust, LifePoint, Holdings
              -----------------
or any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

(xxiii)       Rule 144A Eligibility.  Assuming compliance with the
              ---------------------
procedures set forth in Section 6 hereof, the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxiv)         No General Solicitation.  None of Healthtrust, LifePoint,
               -----------------------
Holdings, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom Healthtrust, LifePoint and Holdings make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxv)          No Registration Required.   Subject to compliance by the
               ------------------------
Initial Purchasers with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser of the Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

(xxvi)         Reporting Company.   After the consummation of the Distribution,
               -----------------
LifePoint will be subject to the reporting requirements of Section
13 or Section 15(d) of the 1934 Act.

(xxvii)        Accounting Controls.  Each of the Business, LifePoint, Holdings
               -------------------
and the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii)       Insurance.  Each of the Business, LifePoint, Holdings and the
               ---------
Designated Subsidiaries carry or are entitled to, and after giving effect to the Distribution, will carry or be entitled to, the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, except for failures to carry or be entitled to benefits of insurance which would not have a Material Adverse Effect.

(xxix)  Solvency.  Healthtrust is, and immediately after the Closing Time
        --------
will be, Solvent. Each of LifePoint and Holdings will be Solvent immediately before and after they assume the obligations under the Securities and the Indenture as contemplated by the first and second indenture supplements to the Indenture. As used herein, the term "Solvent" means, with respect to Healthtrust, LifePoint and Holdings, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of Healthtrust, LifePoint and Holdings, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of Healthtrust, LifePoint and Holdings, as the case may be, (B) the present fair salable value of the assets of Healthtrust, LifePoint and Holdings, as the case may be, is greater than the amount that will be required to pay the probable liabilities of Healthtrust, LifePoint and Holdings, as the case may be, on its debts as they become absolute and matured, (C) Healthtrust, LifePoint and Holdings, as the case may be, able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) Healthtrust, LifePoint and Holdings, as the case may be, does not have unreasonably small capital.

(xxx)  Stabilization.  None of Healthtrust, LifePoint, Holdings or any of their
       -------------
respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of Healthtrust, LifePoint or Holdings to facilitate the sale or resale of the Securities.

(xxxi)  Year 2000 Problem.  Each of Healthtrust, LifePoint and Holdings has
        -----------------
reviewed and is continuing to review the operations of the Business and any third parties with which the Business has a material relationship to evaluate the extent to which the Business will be affected by the Year 2000 Problem. As a result of such review, except as described in the Offering Memorandum each of Healthtrust, LifePoint and Holdings has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

(xxxii)  Compliance with the Cuba Act.   Each of Healthtrust, LifePoint and
         ----------------------------
Holdings has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(xxxiii)  New Credit Agreement.  The Company has received written commitments
          --------------------
from lenders under the New Credit Agreement for 100% of the commitments under the New Credit Agreement.

(xxxiv)  Regulations T, U and X.  None of the transactions contemplated by this
         ----------------------
Agreement (including, without limitation, the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxxv)  Healthtrust Assets.  (A) The only material assets owned by Columbia/HCA
        ------------------
are the capital stock of Healthtrust and intercompany notes in an amount not to exceed $1,800,000,000 and (B) other than as described in clause (A), all other material assets of Columbia/HCA have been validly transferred to and are owned by Healthtrust. The assets held by Healthtrust comprise substantially all of the assets of Columbia/HCA reflected on its balance sheet dated December 31, 1998 included in the Offering Memorandum, with the exception of the intercompany notes referred to in clause (A) of the preceding sentence.

(b)  Officer's Certificates '.   Any certificate signed by any officer of the
     Company or any of its subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

            SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.
                        ------------------------------------------------

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Healthtrust agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from Healthtrust, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (eastern time) on May 11, 1999 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and Healthtrust (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to Healthtrust by wire transfer of immediately available funds to a bank account designated by Healthtrust, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c)  Denominations; Registration.   Certificates for the Securities shall be in
     such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

            SECTION 3.   Covenants of the Company.  The Company covenants with
                         ------------------------
each Initial Purchaser as follows:

(a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Business which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c)  Amendment to Offering Memorandum and Supplements.   The Company will
     advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Qualification of Securities for Offer and Sale . The Company will use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may reasonably request and will maintain such qualifications in effect as long as necessary for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e)  Rating of Securities .   The Company shall take all reasonable action
     necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

(f) DTC . The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(g) Use of Proceeds . Healthtrust will use the net proceeds received by it from the sale of the Securities in substantially the manner specified in the Offering Memorandum under "Use of Proceeds".

(h)  Restriction on Sale of Securities .   During a period of 90 days from the
     date of the Offering Memorandum, Holdings will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of, any securities of Holdings that are substantially similar to the Securities.

(i)  PORTAL Designation .   The Company will use its reasonable best efforts to
     permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

(j) Investment Company Status . The Company will not become, at any time prior to the expiration of two years after the Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

(k)  Furnishing of Information to Holders.   To furnish to the holders of the
     Securities as soon as practicable with annual reports, quarterly reports and other documents required to be so furnished pursuant to Section 4.3 of the Indenture.

(l)  Furnishing of Information to Representative.   During a period of five
     years from the date of the Offering Memorandum, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(m)  Filing of Registration Statement.   The Company shall file and use its
     reasonable best efforts to cause to be declared or become effective under the 1933 Act, on or prior to 90 days after the Closing Time, a registration statement on Form S-4 providing for the registration of the Exchange Notes, and the exchange of the Securities for the Exchange Notes, all in a manner which will permit persons who acquire the Exchange Notes to resell the Exchange Notes pursuant to Section 4(1) of the 1933 Act, all in accordance with the provisions of the Registration Rights Agreement.

(n) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

               SECTION 4.  Payment of Expenses.
                           -------------------

(a)  Expenses.   The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
     Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

(b)  Termination of Agreement.   If this Agreement is terminated by the
     Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

               SECTION 5.  Conditions of Initial Purchasers' Obligations'.   The
                           ----------------------------------------------
obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company . At the Closing Time, the Representative shall have received the opinion, dated as of the Closing Time, of each of Dewey Ballantine LLP, special counsel for the Company, William F. Carpenter III, Esq., General Counsel to LifePoint, John M. Franck II, Esq., Senior Counsel to Healthtrust, and Waller Lansden Dortch & Davis, special regulatory counsel for the Company, in each case, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers to the effect set forth in Exhibits A, B, C and D hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b) Opinion of Counsel for Initial Purchasers . At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to certain matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)  No Loss or Interference with Business .   None of the Business,
     Healthtrust, LifePoint or Holdings, or any of the Designated Subsidiaries, shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum and except for such interference, loss or damage which would not (i) with respect to Healthtrust, result in a Material Adverse Effect on the Mandatory Redemption and (ii) with respect to the Business, LifePoint or Holdings, result in a Material Adverse Effect.

(d) Officers' Certificate. ' At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Business, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of Healthtrust and of the chief financial or chief accounting officer of Healthtrust, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) Healthtrust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(e) Accountants' Comfort Letter '. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(f) Bring-down Comfort Letter . At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)  Maintenance of Rating .   At the Closing Time, the Securities shall be
     rated at least B3 by Moody's and B- by S&P, and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt.

(h)  PORTAL.    At the Closing Time, the Securities shall have been designated for trading on PORTAL.

(i) Registration Rights Agreement . At the Closing Time, the Representative shall have received the Registration Rights Agreement, executed by Healthtrust and such agreement shall be in full force and effect.

(j)  Additional Documents .   At the Closing Time, counsel for the Initial
     Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Healthtrust in connection with the issuance and sale of the Securities and the assumption by Holdings of the obligations under the Securities, in each case, as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(k)  New Credit Agreement.   The conditions to closing provided for in the New
     Credit Agreement shall be simultaneously satisfied or waived, and Healthtrust shall have received loan proceeds of not less than $110,000,000 under the New Credit Agreement.

(l)  Termination of Agreement .   If any condition specified in this Section
     shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to Healthtrust at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

               SECTION 6.   Subsequent Offers and Resales of the Securities.
                            -----------------------------------------------

(a)  Offer and Sale Procedures .   Each of the Initial Purchasers and the
     Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)            Offers and Sales only to Qualified Institutional Buyers   .
               -------------------------------------------------------
Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers"). Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States.

(ii)  No General Solicitation .   No general solicitation or general advertising
      -----------------------
      (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii) Purchases by Non-Bank Fiduciaries .   In the case of a non-bank Subsequent
      ---------------------------------
      Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the reasonable judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

(iv)  Subsequent Purchaser Notification .  Each Initial Purchaser will take
      ---------------------------------
      reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v)  Minimum Principal Amount .   No sale of the Securities to any one
     ------------------------
     Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

(vi)  Restrictions on Transfer .  The transfer restrictions and the other
      ------------------------
     provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

(vii) Delivery of Offering Memorandum .   Each Initial Purchaser will deliver to
      -------------------------------
      each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

(b) Covenants of the Company . The Company covenants with each Initial Purchaser as follows:

(i)   Integration .  The Company agrees that it will not and will cause its
      -----------
      Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by
      Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii)  Rule 144A Information .   The Company agrees that, in order to render the
      ---------------------
      Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases .  Until the expiration of two years after the
      --------------------------
      original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933
      Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

(c) Qualified Institutional Buyer . Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

(d) Resale Pursuant to Rule 144A . Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment within the United States except in accordance with Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither it nor its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities.

               SECTION 7.  Indemnification .
                           ---------------

(a)    Indemnification of Initial Purchasers .   The Company and, upon execution
       of the Guarantor Assumption Agreement, each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of
       Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
       (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto) and, provided, further, however, this indemnity agreement shall not inure to the benefit of any Initial Purchaser or any person controlling such Initial Purchaser on account of any loss, claim, damage or liability or action arising from the sale of the Securities to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Memorandum, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact was corrected in the Final Offering Memorandum, or any supplement or amendment thereto, as the case may be. It is understood and agreed that the only written information furnished by any Initial Purchaser for inclusion in the Offering Memorandum consists of the following information in the Offering
Memorandum: (i) the last paragraph on the front cover, (ii) the second sentence under the caption "Risk Factors--You May Not be Able to Sell Your Notes", and
(iii) the second, fourth and ninth paragraphs and the second sentence of the fifth paragraph under the caption "Plan of Distribution".

(b) Indemnification of Company, Directors and Officers . Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

(c)  Actions against Parties; Notification .   Each indemnified party shall give
     notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
     Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the
                                     --------  -------
     indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or
     Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
     (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse .   If at any time an
     indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
     (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              SECTION 8.  Contribution.   If the indemnification provided for in
                          ------------
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by Healthtrust and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

               The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

             SECTION 9.  Representations, Warranties and Agreements to Survive
                         -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the representations and warranties relating to Healthtrust or Columbia/HCA and their respective subsidiaries (other than the Business, LifePoint, Holdings and the Designated Subsidiaries) shall survive only until the assumption of the indebtedness evidenced by the Securities by Holdings has occurred and the Distribution has been consummated.

             SECTION 10. Termination of Agreement.
                         ------------------------

(a) Termination; General . The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Business, whether or not arising in the ordinary course of business, or
     (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of any of Columbia/HCA or LifePoint has been suspended or materially limited by the Commission, the New York Stock Exchange or the NASDAQ System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)  Liabilities.   If this Agreement is terminated pursuant to this Section,
     such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

            SECTION 11.  Default by One or More of the Initial Purchasers.   If
                         ------------------------------------------------
one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:


(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

            SECTION 12.  Notices.   All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281, attention of Debt Capital Markets. Notices to the Company shall be directed to it at 4525 Harding Road, Suite 300, Nashville, Tennessee 37205, attention of General Counsel.

            SECTION 13.  Parties.  This Agreement shall inure to the benefit of
                         -------
and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

            SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE
                         ----------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 15.  Effect of Headings.   The Article and Section headings
                         ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to Healthtrust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                Very truly yours,

                                HEALTHTRUST, INC.--THE HOSPITAL COMPANY


                                By /s/ Healthtrust, Inc. - The Hospital Company
                                  ---------------------------------------------

     CONFIRMED AND ACCEPTED,
         as of the date first above written:


     MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
     DEUTSCHE BANK SECURITIES INC.
     FLEET SECURITIES, INC.
     SCOTIA CAPITAL MARKETS (USA) INC.
     SUNTRUST EQUITABLE SECURITIES CORPORATION


     By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED


          By: /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
              -------------------------------------------------------

               For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.